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EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

WildHorse Resource Development Corporation:

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-xxxxx) and related Prospectus of WildHorse Resource Development Corporation for the registration of its 6.875% Senior Notes due 2025 and to the incorporation by reference therein of our report dated March 28, 2017, with respect to the consolidated financial statements of Esquisto Resources II, LLC and Subsidiaries (not presented separately therein), included in WildHorse Resource Development Corporation's Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Dallas, TX
July 20, 2018

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM